                                                                    EXHIBIT 3(a)


                        PRINCIPAL UNDERWRITING AGREEMENT
                                       FOR
                               VARIABLE CONTRACTS


AGREEMENT ("Agreement") made and effective as of this __________ day of ___________, 2001 by and between NATIONAL SECURITY LIFE AND ANNUITY COMPANY ("National Security"), a New York corporation, and OHIO NATIONAL EQUITIES, INC. ("ONEQ"), an Ohio corporation.

It is hereby mutually agreed as follows:

1. National Security hereby appoints ONEQ as the exclusive principal underwriter of those variable annuity contracts and variable universal life insurance contracts (the "Contracts") issued by National Security that have been registered as securities under the Securities Act of 1933 (as amended) and with assets held in National Security's Variable Accounts A and L respectively that have been registered under the Investment Company Act of 1940 (as amended).

2. ONEQ shall at all times during the term of this Agreement be registered as a broker-dealer under the Securities Exchange Act of 1934 (as amended) and shall be a member of the National Association of Securities Dealers, Inc. ("NASD"). ONEQ agrees to comply with the Conduct Rules of the NASD.

3. ONEQ is authorized to solicit other broker-dealers (the "Distributors") to enter into distribution agreements with ONEQ and National Security to offer, sell and distribute the Contracts through the registered representatives of the Distributors. The Distributors shall be members of the NASD, and each of the registered representatives offering the Contracts shall be a person who has obtained all necessary licenses to act as an insurance agent for National Security in any state in which the registered representative shall offer the Contracts. The distribution agreements shall require the Distributor to maintain full responsibility for the training, supervision and control of its registered representatives and for assuring that all sales of the Contracts made by its registered representatives are suitable for the purchaser based on relevant financial information furnished by the purchaser to the Distributor or its registered representative.

The distribution agreements shall not permit the Distributor or any registered representative to make any representations concerning the Contracts other than those contained in the then-current prospectus or statement of additional information therefor or in supplemental literature approved by National Security. All premiums or purchase payments for the Contracts shall be promptly forwarded by the Distributor to National Security except to the extent that National Security agrees in writing to permit a Distributor to forward premiums or purchase payments net of dealer concessions, which latter amounts would then be subtracted from the compensation to ONEQ under section 8, below.

4. National Security shall be responsible for, and bear all costs associated with, the drafting, printing, filing with regulatory authorities (including the NASD), and mailing to Contract owners of prospectuses, financial reports and sales literature with respect to the Contracts. National Security shall reimburse ONEQ for expenses incurred by ONEQ with respect to the foregoing, including regulatory filing fees incurred by ONEQ, and for ONEQ's NASD membership fees attributable to the sale of the Contracts.

5. National Security agrees to indemnify and hold harmless ONEQ, its directors, officers and affiliated persons against any losses, claims, damages, liabilities and expenses (including the cost of any legal fees incurred in connection therewith) that ONEQ, its directors, officers or affiliated persons may incur under any statute or regulation of the United States or of any state, district or territory thereof, or at common law or otherwise, arising out of or based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement for the Contracts or any supplemental literature authorized by National Security for use in connection therewith, or
(b) any omission or alleged omission to state a material fact required to be stated in a registration statement or supplemental literature necessary to make the statements therein not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission (or alleged untrue statement or omission) made in reliance upon and in conformity with information furnished to National Security by ONEQ for use in a registration statement or supplemental literature, the indemnification does not apply. In no case shall National Security indemnify ONEQ or any of its directors, officers or affiliated persons as to any amounts incurred for any liability arising out of or based upon any action for which ONEQ, its directors, officers or affiliated persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of the reckless disregard of its or their obligations and duties under this Agreement.

6. ONEQ agrees to indemnify and hold harmless National Security, its directors, officers and employees against any losses, claims, damages, liabilities and expenses (including the cost of any legal fees incurred in connection therewith) that National Security, its directors, officers or employees may incur under any statute or regulation of the United States or of any state, district or territory thereof, or at common law or otherwise, arising out of the acquisition of the Contracts by any person that (a) may be based upon any wrongful act by ONEQ or any of its directors, officers or affiliated persons, or (b) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or supplemental literature, or any omission or alleged omission to state a material fact required to be stated therein as necessary to make the facts therein not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission (or alleged untrue statement or omission) made in reliance upon information furnished or confirmed in writing by National Security to ONEQ, the indemnification does not apply.

7. National Security agrees to take all actions and do all things necessary to secure and maintain the registrations and approvals of the Contracts and investment companies in connection therewith by all federal and state regulatory bodies having jurisdiction.

8. National Security shall pay to ONEQ as consideration hereunder amounts computed in accordance with the Compensation Schedule or Schedules attached hereto and made a part of this Agreement. National Security reserves the right to revise any Compensation Schedule at any time upon at least 30 days advance written notice to ONEQ. National Security further reserves the right: (a) to reduce or not to pay compensation that would otherwise have been payable hereunder on sales of Contracts that replace insurance or annuity contracts previously issued by National Security; and (b) to offset future compensation payable to ONEQ against any compensation required to be repaid by ONEQ to National Security under the terms of any distribution agreement. Any future amendments or additions to the Compensation Schedule shall not otherwise affect the remaining terms of this Agreement. At ONEQ's request, National Security agrees to serve as ONEQ's paying agent for compensation due from ONEQ to any Distributor under a distribution agreement to which National Security is a party, in which event compensation due ONEQ hereunder will be offset by the amounts paid by National Security to the Distributor on behalf of ONEQ.

9. All books and records required by applicable laws or regulations to be maintained by ONEQ relative to this Agreement or its operations pursuant hereto shall be and remain the property of ONEQ, subject, however, to inspection by National Security upon reasonable notice during regular business hours or by any regulator having jurisdiction or by the NASD.

10. Upon completion of any transaction for which a confirmation is required, National Security shall, as agent for ONEQ for this purpose, send to the purchaser or Contract owner a written confirmation reflecting the facts of the transaction.

11. This Agreement shall be construed in accordance with the laws of New York. All transactions by ONEQ under this agreement shall, to the extent permitted by applicable law, be considered to have been made at ONEQ's offices in Montgomery, Ohio.

12. This Agreement may be terminated by either party on 60 days' advance written notice to the other party or sooner if mutually agreed by both parties. Upon termination of this Agreement, all obligations of National Security and ONEQ each to the other shall cease, except for the provisions of Sections 4, 5, 6, 7, 9 and 10 above, and all compensation payable to ONEQ as provided in Section 8 above shall likewise cease.

IN WITNESS WHEREOF, National Security and ONEQ have caused this Agreement to be executed at Montgomery, Ohio on the day and year first above written.


                                NATIONAL SECURITY LIFE AND ANNUITY COMPANY



                                By:
                                   -----------------------------------------
                                    John J. Palmer, Chief Executive Officer


                                OHIO NATIONAL EQUITIES, INC.



                                By:
                                   -----------------------------------------
                                   David B. O'Maley, Chairman




'                                       3